Exhibit 99.3

COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (unaudited)

Condensed Consolidated Statement of Financial Condition

As of June 30, 2017

			Purchase		Pro Forma
	Historical		Accounting		After
(Dollars in thousands, except share data)	HCBF	Jefferson	Adjustments		Adjustments
Assets
Cash, overnights, fed funds sold	$62,986	$20,795	$(9,181	)(a)	$74,600
Investment securities	609,929	45,529	-		655,458
Loans held for sale	6,441	-	-		6,441
Loans	1,064,481	243,457	(2,745	)(b)	1,305,193
Allowance for loan losses	(7,120)	(2,265)	2,265	(c)	(7,120)
Net loans	1,057,361	241,192	(480)		1,298,073
FDIC Indemnification asset	-	-	-		-
Premises and fixed assets	50,187	4,422	(79	)(d)	54,530
Other real estate owned	8,665	-	-		8,665
Goodwill	12,286	-	11,935	(e)	24,221
Intangible assets	11,405	264	3,471	(f)	15,140
Deferred tax asset	13,288	738	(1,081	)(g)	12,945
Bank-owned life insurance	38,578	-	-		38,578
Other assets	15,267	3,602	(57	)(h)	18,812
Total Assets	$1,886,393	$316,542	$4,528		$2,207,463

Liabilities
Deposits	$1,561,098	$237,838	$19	(i)	$1,798,955
FHLB advances	76,446	42,000	(37	)(j)	118,409
Trust preferred obligation	5,992	-	-		5,992
Senior Debt	-	3,030	-		3,030
Securities sold under repurchase agreements	-	6,015	-		6,015
Capital lease obligation	743	-	-		743
Other liabilities	18,824	1,479	-		20,303
Total Liabilities	1,663,103	290,362	(18)		1,953,447
Stockholders' Equity
Stockholders' capital and surplus	202,631	27,304	3,422	(k)	233,357
Retained earnings	23,204	(367)	367	(l)	23,204
Accumulated other comprehensive income (loss)	(2,545)	(757)	757	(l)	(2,545)
Total Equity Capital	223,290	26,180	4,546		254,016
Total Liabilities and Capital	$1,886,393	$316,542	$4,528		$2,207,463

Number of common shares outstanding	20,052,830	2,698,102			22,171,850
Total book value per common share	$11.14	$9.70			$11.46
Tangible book value per common share	$9.95	$9.61			$9.68

(a)	Cash consideration paid to Jefferson by HCBF of $9,446 less cash received from options exercises of $265.

(b)	Estimated loan discount of $2,745, $3,452 estimated credit loss and $707 amortizable premium.
(c)	Elimination of Jefferson allowance for loan losses under GAAP accounting.
(d)	Write down of Premises and fixed assets.
(e)	See goodwill allocation table.
(f)	Estimated core deposit intangible, amortized over 10 years straight-line method.
(g)	Estimated deferred tax asset relating to purchase accounting fair value adjustments.
(h)	Write down of prepaid expenses.
(i)	Estimated time deposit premium relating to purchase accounting fair value adjustments.
(j)	Fair value adjustment relating to FHLB borrowings.
(k)	Elimination and adjustment of Jefferson capital accounts under GAAP accounting. The elimination is net of the estimated fair value of net assets acquired of $30,726 for which 2,119,020 shares of HCBF voting common stock will be issued in merger and elimination of Jefferson capital of ($27,304).
(l)	Elimination of Jefferson capital accounts under GAAP accounting.

(e) Estimated goodwill (see goodwill allocation table below).

	Pro Forma
	As of June 30, 2017
Goodwill allocation table
Purchase Price:
Jefferson shares outstanding	2,698,102
Jefferson options expected to exercise before close	32,100
Total Jefferson shares to be converted	2,730,202
Assumed percentage of shares electing stock consideration	80.2%
Jefferson stock election shares	2,189,975
Stock election exchange ratio	0.9676
New HCBF shares to be issued	2,119,020
HCBF stipulated share price	$14.50
Total value of stock portion of merger consideration	$30,725,790
Assumed number of Jefferson shares electing cash (19.8%)	540,227
Per share cash election consideration	$14.03
Total value of cash portion of merger costs	$7,579,382
Jefferson options outstanding	356,072
Jefferson options expected to exercise before close	(32,100)
Jefferson options to be paid in cash	323,972
Per share cash election consideration of $14.03 less average strike price of $8.27	$5.76
Cash paid to Jefferson option holders	$1,866,635

Total purchase price	$40,171,807

($ in thousands)
Total purchase price		$40,172
Allocated to:
Historical book value of Jefferson's assets and liabilities	26,180
Cash from exercise of Jefferson options prior to close	265
Adjusted Jefferson historical book value	26,445
Adjustments to record assets and liabilities at fair value:
Loan fair value mark	(2,745)
Jefferson allowance for loan losses write-off	2,265
Core deposit intangible value	3,471
Time deposit fair value mark	(19)
FHLB advance fair value mark	37
Premises and fixed assets write-off	(79)
Prepaid expenses write-off	(57)
Deferred tax effect of fair value adjustments	(1,081)
Fair value of net assets acquired		28,237
Goodwill		$11,935

COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (unaudited)

Condensed Consolidated Statement of Income

For six months ended, June 30, 2017

			Mark to Market		Pro Forma
	Historical		Transaction		After
(dollars in thousands)	HCBF	Jefferson	Adjustments		Adjustments
Total interest income	$33,804	$5,621	$(64	)(a)	$39,361
Total interest expense	3,132	444	3	(b)(c)	3,579
Net interest income	30,672	5,177	(67)		35,782
Provision for loan losses	1,563	143	-		1,706
Service charges on deposit accounts	1,564	211	-		1,775
ATM and interchange income	1,557	153	-		1,710
Net gain of sale of loans	1,761	-	-		1,761
Other	1,376	84	-		1,460
Total non-interest income	6,258	448	-		6,706
Salaries and employee benefits	14,567	2,179	-		16,746
Occupancy and equipment	3,887	563	-		4,450
Data processing	2,878	455	-		3,333
Foreclosed asset expense	804	-	-		804
Amortization of intangibles	1,143	26	174	(d)	1,343
Other	5,115	360	-		5,475
Total non-interest expense	28,394	3,583	174		32,151
Income before taxes	6,973	1,899	(241)		8,631
Income tax expense (benefit)	2,541	729	(92	)(e)	3,178
Net income	$4,432	$1,170	$(149)		$5,453

Earnings Per Share - Basic	$0.22	$0.43			$0.25
Weighted Average Shares - Basic	20,052,830	2,698,102			22,171,850
Earnings per Share - Diluted	$0.22	$0.42			$0.24
Weighted Average Shares - Diluted	20,600,038	2,813,115			22,719,058

(a) Amortization of loan fair value premium, assumed level yield 5.5 year average life.

(b) Amortization of time deposits fair value premium, assumed straight line for 3 years.

(c) Amortization of FHLB fair value discount, assumed straight line for 3 years.

(d) Amortization of core deposit intangible fair value mark, 10 years straight line.

(e) Net tax benefit on fair value amortization items at 38% tax rate.

Pro forma net income excludes the effect of one-time merger-related expenses expected to be approximately $3,500.